Exhibit 4.3

Total Capital,

Company

and

TOTAL SE,

Guarantor

TO

The Bank of New York Mellon, acting through its London Branch

Trustee

Second Supplemental Indenture

Dated as of July 22, 2020

Supplement to Indenture dated as of October 2, 2009, as amended from time to time

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE, dated as of July 22, 2020 (this “Second Supplemental Indenture”), is entered into by and between Total Capital, a société anonyme duly organized and existing under the laws of the Republic of France, registered with the Registre du Commerce et des Sociétés of Nanterre under number 428 292 023 (herein called the “Company”), having its principal office at 2, place Jean Millier, La Défense 6, 92400 Courbevoie, France, and TOTAL SE, a European company (Societas Europaea or SE) duly organized and existing under the laws of the Republic of France, registered with the Registre du Commerce et des Sociétés of Nanterre under number 542 051 180 (herein called the “Guarantor”), having its principal office at 2, place Jean Millier, La Défense 6, 92400 Courbevoie, and The Bank of New York Mellon, acting through its London Branch, as Trustee (herein called the “Trustee”) having its principal corporate trust office at One Canada Square, London E14 5AL, United Kingdom.

RECITALS

WHEREAS, the Company and TOTAL S.A., a société anonyme organized under the laws of the Republic of France (such company, as organized as a société anonyme, “TOTAL S.A.”), have heretofore executed and delivered to the Trustee the Indenture, dated as of October 2, 2009 (herein called the “Base Indenture,” and together with the First Supplemental Indenture (as defined below) and this Second Supplemental Indenture, the “Indenture”), providing for the issuance from time to time outside France of one or more series of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and in the Base Indenture called the “Securities”), the forms and terms of which are to be determined as set forth in Sections 201 and 301 of the Base Indenture;

WHEREAS, the Company, TOTAL S.A. and the Trustee entered into a first supplemental indenture dated October 11, 2018 (the “First Supplemental Indenture”), which amended and supplemented certain provisions of the Base Indenture;

WHEREAS, for the avoidance of doubt, The Bank of New York Mellon, acting through its London Branch, acts as Trustee and Paying Agent and The Bank of New York Mellon, New York, acts as Registrar and Transfer Agent under the Indenture;

WHEREAS, each series of Securities outstanding under the Indenture is guaranteed by TOTAL S.A., and the Trustee has been appointed as trustee for each series;

WHEREAS, pursuant to a transformation plan adopted by the Board of Directors of the Guarantor on October 29, 2019, as approved by TOTAL S.A.’s extraordinary general meeting of the shareholders on May 29, 2020, TOTAL S.A. has converted its legal form from a société anonyme into a European company (Societas Europaea or SE) (such conversion, the “Transformation”) in accordance with Regulation (EC) No. 2157/2001 and Directive No. 2001/86/EC of the European Council dated October 8, 2001 and article L. 255-245-1 of the French Commercial Code (Code de commerce) (the TOTAL S.A. following such Transformation, as organized as a European company, “TOTAL SE” or the “Guarantor”), and the Transformation has taken effect on July 16, 2020;

WHEREAS, under French law, the Transformation does not imply a change in legal personality or create a new corporation and TOTAL SE will have the same assets and liabilities both before and after the Transformation; however, the Guarantor wishes to affirm its obligations under the terms of the Guarantees of the Company’s Securities;

WHEREAS, Section 901(1) of the Base Indenture permits supplements thereto without the consent of Holders to evidence the succession of another corporation, including as substitute obligor, to TOTAL S.A. and the assumption by any such successor of the covenants of TOTAL S.A. contained in the Indenture and the Guarantees;

WHEREAS, the changes set forth in this Second Supplemental Indenture shall apply to the outstanding series of Securities and each series of Securities issued on or after the date hereof; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

NOW THEREFORE, in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

ASSUMPTION OF OBLIGATIONS

Section 101. Assumption of Obligations. In connection with the Transformation, the Guarantor expressly assumes the obligations of TOTAL S.A. under the Indenture and its Guarantees and the performance of every covenant of TOTAL S.A. set forth in the Indenture and the Guarantees, in each case, as contemplated by Sections 801 and 901(1) of the Indenture.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

SECTION 201. Total S.A. References. All references to Total S.A. in the Indenture (as amended or supplemented to the date hereof, but, for the avoidance of doubt, not including this Second Supplemental Indenture), the Company’s outstanding Securities and the Guarantees shall be deemed to refer to TOTAL SE, as the context requires.

ARTICLE THREE

SUBMISSION TO JURISDICTION

SECTION 301. Submission to Jurisdiction. The Guarantor expressly agrees that any legal suit, action or proceeding arising out of or based upon the Indenture or the Guarantees may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

ARTICLE FOUR

MISCELLANEOUS

SECTION 401. Execution as Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture, as amended from time to time, and, as provided in the Base Indenture, this Second Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Base Indenture.

SECTION 402. Provisions Binding on Company’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Second Supplemental Indenture shall bind the Company’s successors and assigns whether so expressed or not. All the covenants, stipulations, promises and agreements of the Guarantor contained in this Second Supplemental Indenture shall bind the Guarantor’s successors and assigns whether so expressed or not.

SECTION 403. New York Contract. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the state of New York.

SECTION 404. Execution and Counterparts. This Second Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

The words “execution,” signed,” “signature,” and words of like import in this Second Supplemental Indenture or in any other certificate, agreement or document related to this Second Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that this Second Supplemental Indenture and any other documents to be delivered in connection herewith may be electronically or digitally signed using DocuSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on this Second Supplemental Indenture or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. The Issuer agree to assume all risks arising out of the use of electronic or digital signatures and electronic methods to submit any communications to Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 405. Capitalized Terms. Capitalized terms not otherwise defined in this Second Supplemental Indenture shall have the respective meanings assigned to them in the Base Indenture.

IN WITNESS WHEREOF, the Company and the Trustee hereto have caused this Second Supplemental Indenture to be duly executed, and the Guarantor has caused this Second Supplemental Indenture to be signed on its behalf by its duly appointed attorney, all as of the day and year first above written.

TOTAL CAPITAL

By:

TOTAL FINANCE CORPORATE SERVICES LIMITED

By:	/S/ ANTOINE LARENAUDIE
Name:	Antoine Larenaudie
Title:	Authorized Signatory

Attest:

By:	/S/ JEAN-CHRISTOPHE TINÉ
Name:	Jean-Christophe Tiné
Title:	Authorized Signatory

TOTAL SE

By:	/S/ ANTOINE LARENAUDIE
Name:	Antoine Larenaudie
Title:	Group Treasurer

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee

By:	/s/ MELISSA LAIDLEY
Name:	Melissa Laidley
Title:	Vice President

[Signature Page to the Second Supplemental Indenture]